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                                                                 EXHIBIT 10.22

WHENEVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH OMISSIONS ARE DENOTED BY AN ASTERISK*), SUCH CONFIDENTIAL INFORMATION HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.



                               FIRST AMENDMENT TO
                   TECHNOLOGY ALLIANCE AND OPTION AGREEMENT


         This First Amendment to Technology Alliance and Option Agreement (this "Amendment") dated as of September 8, 2005 (the "Effective Date") is by and between ADM Polymer Corporation, a corporation duly incorporated and validly existing under the laws of the State of Delaware, with headquarters located at 4666 Faries Parkway, Decatur, IL 62526 ("ADM Sub"), and Metabolix, Inc., a corporation duly incorporated and validly existing under the laws of the State of Delaware, with headquarters located at 21 Erie Street, Cambridge, MA 02139-4260 ("MBX") (MBX and ADM Sub are collectively the "Parties" and each is a "Party").

                                    RECITALS

         WHEREAS, MBX and ADM Sub entered into that certain Technology Alliance and Option Agreement dated as of November 4, 2004 (the "Agreement"); and

         WHEREAS, MBX and ADM Sub now desire to modify the terms of the Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the recitals and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto do hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 DEFINITIONS. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

                                    ARTICLE 2
                        AMENDMENTS AND ADDITIONS TO TERMS

         2.1 AMENDMENT TO ARTICLE 1. Article 1 of the Agreement is hereby amended by deleting the existing definition for "Fermentation Performance Parameters" and replacing it with the following text:

                  "FERMENTATION PERFORMANCE PARAMETERS" means the various parameters for production of PHA Cell Paste through fermentation at the
         * scale as set forth on AMENDED EXHIBIT B.


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         2.2 AMENDMENT OF SECTION 3.1. The Agreement is hereby amended by deleting the existing Section 3.1 in its entirety and replacing it with the following text:

                  "3.1 GOAL OF TECHNOLOGY ALLIANCE PROGRAM. The goal of the Technology Alliance Program is to (i) produce PHA Cell Paste, in a fermenter having a capacity of approximately *, and at ADM Sub's option then in a fermenter having a capacity of approximately *, in all cases, in a manner and with results that meet the applicable Fermentation Performance Parameters; (ii) demonstrate recovery of PHA Material in a manner and with results that meet the Recovery Performance Parameters (the items listed in the foregoing "(i)" and "(ii)" collectively are the "Technical Aspects of the Goal"); and (iii) based upon the results of (i) and (ii) above, have ADM Sub develop and the TAC agree upon a completed master plan for Construction of the ADM Sub Manufacturing Facility, including without limitation, surveys, blueprints, and engineering studies, which master plan shall be organized into a detailed, multiphase process for undertaking and completing Construction of the ADM Sub Manufacturing Facility and which shall have a project budget with projected detailed expenditures provided for each phase of the Construction process, all of which shall be, in form and substance, suitable for ADM Sub's management and board of directors to make a determination to approve the expenditures for the ADM Sub Manufacturing Facility as and to the extent required by ADM Sub's corporate governance polices and procedures (the "ADM Sub Construction Master Plan and Budget") (collectively the "Goal"). Successful completion of the Goal is intended to confirm the potential economics of producing PHA Material at commercial scale as part of a long-term commercial alliance."

         2.3 ADDITION OF SECTION 3.2.4.1. The Agreement is hereby amended by adding the following Section 3.2.4.1:

                  "3.2.4.1 INITIAL RECOVERY OPERATIONS. The Parties hereby agree that MBX will enter into an agreement to obtain access to toll recovery services, from a Third Party (the "Toll Producer") on substantially the terms set forth in the tolling agreement attached hereto as Schedule A (the "Tolling Agreement"). These recovery services are anticipated to last until approximately March of 2006 and to result in the recovery of up to approximately thirty five (35) metric tons of PHA Material (the "Initial Recovery Services"). Except as specifically set forth herein, the Parties' rights and obligations with respect to the Initial Recovery Services and the PHA Material produced in connection therewith shall be governed by the Agreement as activities conducted under
         Section 3.2.4. Responsibility for the fees charged by the Toll Producer under the Tolling Agreement for the Initial Recovery Services, related equipment and capital expenses, and the reasonable out-of-pocket expenses of the Parties in performing technical support or auditing of the Initial Recovery Services, including, for example, travel and lodging expenses, but excluding, salary and benefits paid or payable to employees or representatives of the Parties participating in such activities (collectively, "Tolling Expenses") shall be shared equally by the Parties, subject to the limitations set forth herein. The Parties shall, determine reasonable


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         methods for promptly accounting for the total Tolling Expenses on a monthly basis and making such payments as are necessary in order to give effect to the equal sharing of the Tolling Expenses. Notwithstanding the foregoing: (i) MBX shall be solely responsible for the operating expenses (including its internal costs and the costs of the Toll Producer but excluding the related equipment and capital expenses) until (y) the earlier of TAC's determination that the recovery of PHA Material during a Recovery Campaign was achieved in a manner and with results that met the Recovery Performance Parameters as defined in Amended Exhibit E on any one of the three specified compositions, or ADM Sub's payment of the milestone payment set forth in Section 5.1 related to the Recovery Performance Parameters, and (z) ADM's receipt of a letter from the U.S. Drug Enforcement Administration advising that polyhydroxyalkanoate containing gamma-hydroybutyric acid as part of the polymer chain will not be regulated as a controlled substance under the Controlled Substances Act and any Drug Enforcement Administration regulations, (ii) ADM shall not be obligated to pay in excess of * of Tolling Expenses hereunder; (iii) ADM shall not be obligated to pay in excess of * of the equipment and capital expenses comprising the Tolling Expenses hereunder; and (iv) ADM shall not be responsible for any Tolling Expenses incurred after the end of the term of this Agreement as set forth in Section 8.1, except as otherwise provided under the Commercial Alliance Agreements, if applicable. In the event ADM terminates this Agreement or decides not to exercise the Option, then MBX shall pay ADM an amount equal to one half of the depreciated book value of any removable assets (i.e., not fixtures) that are listed on the Consignment Agreement or any Addendum to Consignment Agreement (as such agreement and such addendum are referenced in the Tolling Agreement), the purchase price for which was funded equally by the Parties. MBX agrees to provide ADM with equal access to the facility of the Toll Producer as and to the extent such access is made available to MBX and its designees under the Tolling Agreement. The PHA Material produced in connection with the Initial Recovery Services shall be part of the Technology Alliance Output or Marketing Material as determined under Section 3.3, and, in the event it is sold by MBX, all revenues generated by such sales shall be applied against Tolling Expenses before such expenses are allocated for payment by the Parties. The Parties agree to work together to determine the costs (capital expenditures and operating costs) to use ADM's Vitamin C facility for pilot sourcing of PHA Material in the event ADM exercises the Option; PROVIDED, HOWEVER, nothing herein shall preclude ADM from utilizing all or any portion of the Vitamin C facility for other uses."

         2.4 AMENDMENT OF SECTION 3.3. The Agreement is hereby amended by deleting the existing Section 3.3 in its entirety and replacing it with the following text:

                  "3.3 OUTPUT FROM TECHNOLOGY ALLIANCE PROGRAM. ADM Sub will use Commercially Reasonable Efforts to produce PHA Cell Paste in such amounts as result from the operations set forth in the Technology Alliance Plan until it has satisfied the Fermentation Performance Parameters (the "Technology Alliance Output") and such additional amounts thereafter as the Parties may agree to in


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         writing (the "Marketing Material") for use by MBX in developing the market for PHA Material. The Technology Alliance Output and the Marketing Material will be made available by ADM Sub to MBX as set forth in this Section 3.3."


         2.5 AMENDMENT OF SECTION 3.3.1. The Agreement is hereby amended by deleting the existing Section 3.3.1 in its entirety and replacing it with the following text:

                  "3.3.1 ANALYSIS OF TECHNOLOGY ALLIANCE OUTPUT. MBX will use the Technology Alliance Output to demonstrate recovery of PHA Material in accordance with Section 3.2.4 and the Technology Alliance Plan, and ADM shall provide the Technology Alliance Output to MBX as MBX may require to perform such recovery demonstration, including the Initial Recovery Services. Further, the Technology Alliance Output will be used by the Parties to perform such evaluation and analysis as is necessary or useful in determining whether the Parties have achieved the Goal. Without limiting the foregoing statement, the Technology Alliance Output will be evaluated and analyzed by the Parties, in accordance with the procedures and methods set forth in the Technology Alliance Plan, to determine whether the Technology Alliance Output meets the Fermentation Performance Parameters and whether PHA Material recovered from the Technology Alliance Output meets the Recovery Performance Parameters."

         2.6 AMENDMENT OF SECTION 3.3.2. The Agreement is hereby amended by deleting the existing Section 3.3.2 in its entirety and replacing it with the following text:

                  "3.3.2 PURCHASE OF TECHNOLOGY ALLIANCE OUTPUT BY MBX;
         COST SHARING FOR MARKETING MATERIAL. MBX shall have the right, but not the obligation, to purchase the Technology Alliance Output that is not required to perform the recovery demonstration described in Section
         3.3.1 above from ADM Sub at a price of * of PHA Material contained within the PHA Cell Paste, on a one hundred percent (100%) purity basis; provided such price shall be reduced to * at such times as ADM is responsible for equally sharing the Tolling Expenses (including the operating expenses) pursuant to Section 3.2.4.1. MBX shall purchase the Marketing Material, irrespective of whether the Marketing Material meets the applicable specifications or not, at fifty percent (50%) ADM Sub's Manufacturing Cost, F.O.B. Decatur, Illinois. MBX may exercise this purchase option at any time, and from time-to-time, during the Technology Alliance Program and up to thirty (30) days after the expiration or termination of the Technology Alliance Program, by written notice to ADM Sub, stating its desire to purchase, the quantity to be purchased (up to the total amount that is then available) and shipping and delivery instructions. ADM Sub shall invoice MBX for amounts so purchased no sooner than at the time of delivery and the purchase price for amounts ordered and delivered in accordance herewith shall be payable by MBX within thirty (30) days of receipt of an invoice from ADM Sub by wire transfer of immediately available funds to an account in the United States designated by ADM Sub. Technology Alliance Output and Marketing Material purchased hereunder shall be purchased "as is," without warranty of any kind other than that the Technology Alliance Output and Marketing Material shall have


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         been stored and handled, from the time of production until the delivery to MBX, in accordance with the requirements of the Technology Alliance Plan or as otherwise agreed by the Parties. Technology Alliance Output and Marketing Material purchased by MBX shall be used by MBX for performing its obligations pursuant to this Agreement and for market development activities benefiting the Parties and the potential Commercial Alliance between them. Technology Alliance Output that is not purchased by MBX shall be used by ADM Sub solely for internal research and development purposes, or if not so used, ADM Sub shall either store (for later sale to MBX or the Joint Sales Company or for later use by ADM Sub solely for internal research purposes) or dispose of the unused Technology Alliance Output, at ADM Sub's option."

         2.7 AMENDMENT OF SECTION 4.3. The Agreement is hereby amended by deleting the existing Section 4.3 in its entirety and replacing it with the following text:

                  "4.3 GRANT OF OPTION. MBX hereby grants to ADM Sub the right and option to enter into a commercial alliance for the further research, development, manufacture, use, sale and importation of the PHA Material and PHA Formulations on the terms and conditions set forth in the Commercial Alliance Agreements (the "Option"). The Option shall be exercisable by ADM Sub at any time after Effective Date and until thirty (30) days after the expiration of the term of this Agreement, by written notice to MBX; PROVIDED, HOWEVER, that, in either case, the Option shall not be exercisable if and for so long as ADM Sub is in breach of this Agreement. Following the exercise of the Option, the Parties shall promptly execute and deliver the Commercial Alliance Agreements in accordance with this Agreement."

         2.8 AMENDMENT OF SECTION 5.1. The Agreement is hereby amended by deleting the existing Section 5.1 in its entirety and replacing it with the following text:

                  "5.1 PAYMENTS. Within ten (10) days after the Effective Date, ADM Sub shall pay to MBX the amount of * as a non-refundable, non-creditable upfront payment. Within ten (10) days following the TAC's determination that the production of PHA Cell Paste in a fermenter having a capacity of approximately * was achieved in a manner and with results that met the applicable Fermentation Performance Parameters, ADM Sub shall pay to MBX the amount of * as a non-refundable, non-creditable milestone payment. Within ten (10) days following the TAC's determination that the recovery of PHA Material was achieved in a manner and with results that met the Recovery Performance Parameters, ADM Sub shall pay to MBX the amount of * as a non-refundable, non-creditable milestone payment. Within ten (10) days following the first to occur of: (i) the achievement of the Goal and
         (ii) the exercise of the Option by ADM Sub, ADM Sub shall pay to MBX the amount of * as a non-refundable, non-creditable milestone payment. Anything herein to the contrary notwithstanding, in the event that ADM Sub desires to exercise the Option in accordance with Section 4.3, the above-described upfront payment and the three (3) milestone payments, to the extent not already paid, shall be due and


* CONFIDENTIAL TREATMENT REQUESTED


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         payable in full as a pre-condition to the exercise of the Option.
         Amounts due under this Section 5.1 shall be payable by wire transfer of immediately available funds to an MBX bank account in accordance with instructions to be provided to ADM Sub by MBX."

         2.9 AMENDMENT OF SECTION 5.2. The Agreement is hereby amended by deleting the existing Section 5.2 in its entirety and replacing it with the following text:

                  "5.2 OTHER EXPENSES. Except as provided in Section 5.1,
         Section 3.2.4.1 and Section 3.3.2, each Party shall bear its own costs and expenses incurred in performing under this Agreement."

         2.10 AMENDMENT OF EXHIBITS. The Agreement is hereby amended by deleting the existing Exhibit B and replacing it with the text set forth in Amended Exhibit B attached hereto, by deleting existing Exhibit D and replacing it with the text set forth in Amended Exhibit D attached hereto, and by deleting the existing Exhibit E and replacing it with the text set forth in Amended Exhibit E attached hereto.

                                    ARTICLE 3
                              CONFIRMATION OF TERMS

         3.1 CONFIRMATION OF TERMS. This Amendment shall be a part of the Agreement and shall be governed in accordance with the terms and conditions set forth therein, as the same are amended hereby, including without limitation, the terms and conditions set forth in Article XI of the Agreement, entitled "Miscellaneous." The Parties hereby agree and acknowledge that, except as expressly set forth herein, the Agreement shall remain in full force and effect in accordance with its terms.


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         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year above written.


                                       ADM POLYMER CORPORATION


                                       By: /s/ JOHN D. RICE
                                           ------------------------------------
                                       Name:  John D. Rice
                                       Title: President


                                       METABOLIX, INC.


                                       By: /s/ JAMES J. BARBER
                                           ------------------------------------
                                       Name:  James J. Barber
                                       Title: President


* CONFIDENTIAL TREATMENT REQUESTED